Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-47069, 333-56849, 333-103570, 333-143923 and 333-142279) and Form S-3 (Nos. 333-81419, 333-90961, 333-39744, 333-111738, 333-114938, 333-119134 and 333-136819) of Quanta Services, Inc. of our report dated April 24, 2009 relating to the financial statements of Price Gregory Services, Incorporated which appears in the Current Report on Form 8-K/A of Quanta Services, Inc. dated December 11, 2009.
/s/ PricewaterhouseCoopers LLP
Houston, TX

December 11, 2009